UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):       April 29, 2016

PARK ELECTROCHEMICAL CORP.
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (631) 465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b). Departure of Principal Accounting Officer.

On April 29, 2016, Robert J. Yaniro submitted his resignation as Vice President and Corporate Controller of Park Electrochemical Corp. (the “Company”) and as the Company’s principal accounting officer, effective May 13, 2016, to pursue other interests. Mr. Yaniro was appointed as Vice President and Corporate Controller of the Company and designated as the Company’s principal accounting officer in February 2015; and he was appointed Corporate Controller of the Company in May 2013, after joining the Company in March 2013 as Financial Reporting Specialist.

Item 5.02(c). Appointment of New Principal Accounting Officer.

On May 17, 2016, the Board of Directors of the Company designated P. Matthew Farabaugh as the Company’s principal accounting officer to replace Robert J. Yaniro who resigned effective May 13, 2016, as reported in Item 5.02(b) of this Form 8-K Current Report. Mr. Farabaugh is also Senior Vice President and Chief Financial Officer of the Company and the Company’s principal financial officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: May 18, 2016	By:	/s/ Stephen E. Gilhuley
Name: Stephen E. Gilhuley
Title: Executive Vice President – Administration and Secretary